Exhibit 99.1

Precision BioSciences Announces Change to its Board of Directors

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Raymond F. Schinazi, Ph.D., to Step Down from Board of Directors and Continue as a Member of the Company’s Scientific Advisory Board (SAB)

DURHAM, N.C.-- Nov. 10, 2022-- Precision BioSciences, Inc. (Nasdaq: DTIL), a clinical stage gene editing company developing ARCUS®-based ex vivo allogeneic CAR T and in vivo gene editing therapies, today announced that Dr. Raymond Schinazi is stepping down from the company’s Board of Directors and will continue as a member of the company’s SAB, lending his deep expertise in antiviral drug discovery and development.

“Ray is a trusted advisor, and since early 2019 when he joined the Board, has provided Precision with incredible perspective and support for the company’s CAR T and in vivo gene editing pipeline, particularly the development of ARCUS nucleases as an in vivo gene editing strategy to deliver a potential functional cure for chronic hepatitis B,” said Kevin Buehler, Chairman of the Board. “While we will miss having Ray on the Board, we look forward to continuing working with him as a SAB member. This change provides the opportunity for us to continue refreshing our Board with new independent directors that bring additional diverse experience and relevant expertise to Precision.”

“I’d like to thank Precision for the opportunity to work with an incredible team and a gene editing industry leader focused on developing potentially transformative treatment and curative options for high unmet needs,” said Dr. Schinazi. “I am confident the company will have continued success and I look forward to focusing my efforts on Precision’s SAB to further contribute to the development of its innovative in vivo pipeline, including a new, much-needed and potentially curative modality for chronic hepatitis B.”

Dr. Schinazi’s resignation from the Board of Directors was effective as of November 5, 2022.

About Precision BioSciences, Inc.

Precision BioSciences, Inc. is a clinical stage biotechnology company dedicated to improving life (DTIL) with its novel and proprietary ARCUS® genome editing platform. ARCUS is a highly precise and versatile genome editing platform that was designed with therapeutic safety, delivery, and control in mind. Using ARCUS, the company’s pipeline consists of multiple ex vivo “off-the-shelf” CAR T immunotherapy clinical candidates and several in vivo gene editing candidates designed to cure genetic and infectious diseases where no adequate treatments exist. For more information about Precision BioSciences, please visit www.precisionbiosciences.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the development and potential efficacy of Precision’s product candidates and potential functional cure for chronic hepatitis B. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to Precision. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: Precision’s ability to become profitable; Precision’s ability to procure sufficient funding and requirements under its current debt instruments and effects of restrictions thereunder; risks associated with raising additional capital; Precision’s operating expenses and its ability to predict what those expenses will be; Precision’s limited operating history; the success of its programs and product candidates in which it expends its resources; Precision’s limited ability or inability to assess the safety and efficacy of its product candidates; Precision’s dependence on its ARCUS technology; the initiation, cost, timing, progress, achievement of milestones and results of research and development activities, preclinical studies and clinical trials; public perception about genome editing technology and its applications; competition in the genome editing, biopharmaceutical, and biotechnology fields; Precision’s or its collaborators’ ability to identify, develop and commercialize product candidates; and other important factors discussed under the caption “Risk Factors” in Precision’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors page of Precision’s website under SEC Filings at investor.precisionbiosciences.com.

All forward-looking statements speak only as of the date of this press release and, except as required by applicable law, Precision has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact:
Mei Burris
Director, Investor Relations and Finance
Mei.Burris@precisionbiosciences.com

Media Contact:
Maurissa Messier
Senior Director, Corporate Communications
Maurissa.Messier@precisionbiosciences.com

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